Exhibit 99.1

Primis Financial Corp. Reports Earnings per Share for the Fourth Quarter of 2024

Declares Quarterly Cash Dividend of $0.10 Per Share

For immediate release

Tuesday, January 28, 2025

McLean, Virginia, January 28, 2025 – Primis Financial Corp. (NASDAQ: FRST) (“Primis” or the “Company”), and its wholly-owned subsidiary, Primis Bank (the “Bank”), today reported a net loss available to common shareholders of $23.3 million or $0.94 loss per basic and diluted share for the quarter ended December 31, 2024, compared to a net loss available to common shareholders of $8.2 million or $0.33 loss per basic and diluted share for the quarter ended December 31, 2023. For the full year of 2024, the Company reported a net loss available to common shareholders and loss per basic and diluted share of $16.2 million and $0.66, respectively, compared to a loss of $7.8 million and $0.32, respectively, in 2023. Earnings for the three month and year-to-date periods of 2024 are highly affected by the Company’s decision to move a third-party originated consumer loan portfolio to held for sale in the fourth quarter of 2024 as described further below.

Strategic Options to Maximize Value

Dennis J. Zember, Jr., President and Chief Executive Officer of Primis commented, “In the fourth quarter of 2024, we made several moves that were costly, but should better position the Company to maximize its strategic value. These moves in the current quarter include neutralizing the credit impacts of the consumer loan book by moving the majority of it to held for sale with substantial marks. Additionally, we sold our Life Premium Finance business and launched a meaningful mortgage warehouse lending business that should add up to 15 basis points of additional return on assets once it reaches scale in 2025.”

With the third-party consumer book marked, the Company is exploring various avenues to maximize its shareholder value. These include decisions needed to drive higher earnings and operating results that should no longer be overshadowed by the consumer portfolio's credit costs. Secondly, a more determined effort to highlight the value and opportunity in the core community bank with its funding advantage and growth opportunities. Lastly, moving to deconsolidate Panacea Financial Holdings and realize the economic gain which management believes has improved substantially since the unrealized $19.6 million market value at December 31, 2023. Other avenues are being explored alongside these operating strategies that would accelerate the recognition of unrealized market value in the Company.

Strategic Repositioning

The Company spent substantial time and energy in 2024 focusing the organization toward business lines it believes can drive the greatest long-term profitability and growth. Activities included continued moves to enhance operating leverage in the core bank, lender recruitment and scaling in mortgage, relieving balance sheet pressure through the sale of Life Premium Finance, leveraging existing infrastructure to expand the mortgage warehouse lending division and neutralizing the credit cost impact of the third-party consumer loan program. The result of these moves is a significantly more focused organization comprised of:

•	A core community bank in strong markets with $2.2 billion of low-cost customer deposits and low commercial real estate concentrations;

•	A retail mortgage company that has grown in the face of industry pressures, reaching approximately $800 million of production in 2024 and poised to reach approximately $1.25 billion of production in 2025;

(1) Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Items” in the financial tables for more information and for a reconciliation to GAAP.

•	A national strategy that combines lower risk mortgage warehouse and construction-to-perm lending funded by a unique digital platform; and

•	The nation’s leading healthcare-focused financial services brand in Panacea Financial whose already out-sized growth continues to accelerate and the market value of which is not reflected in the Company’s capital.

The following discussion highlights the near-term opportunity for each of these strategies.

Core Community Bank

The core bank has 24 banking offices in Virginia and Maryland and finished 2024 with $2.2 billion of customer deposits. The core bank’s cost of deposits of 1.87% at 2024 year-end is lower than most of its larger regional bank competitors and up to 100 basis points lower than equal sized peers in the greater Washington, D.C. region. The Bank’s proprietary V1BE service directly supports approximately $200 million of checking accounts and is driving growth in new relationships focused on commercial and consumer checking accounts.

The Bank has reorganized its lending team and added selective hires in key markets. Early signs of success from these efforts can be found in the loan pipeline which ended 2024 at approximately $119 million with 88% of that amount representing new customers to the Bank versus $51 million and 21%, respectively, at the end of 2023. The Bank’s loan portfolio is diversified across the footprint and is well below regulatory concentration limits for commercial real estate.

Primis Mortgage

Primis Mortgage earned approximately $2.6 million pre-tax in 2024, including its managed portfolio, versus immaterial earnings in 2023. Primis Mortgage had approximately $800 million of production in 2024 versus approximately $600 million of production the prior year. Continued recruiting and operational improvements have current applications, locks and closings 40% to 50% higher than the same month a year ago and the Company anticipates production of $1.25 billion in the current rate environment. Not included in this outlook is the impact of the Bank’s new construction-to-perm builder partnerships focused on government lending that should generate additional volume with strong profitability metrics.

National Strategies

With the sale of Life Premium Finance, the Company is focusing its national lending strategies on mortgage warehouse lending and a new partnership with a national builder leveraging the Bank’s existing construction-to-perm loan product.

While the Bank had mortgage warehouse lending capabilities, activity was insignificant until the team build-out in the fall of 2024. As of the end of January 2025, the team has grown to 54 approved customers with over $400 million of committed lines. Average yield, including fees, was SOFR plus 340 basis points in December. In addition to a growing customer pipeline, the mortgage warehouse team also plans to augment its growth with selective mortgage servicing rights (“MSR”) relationships through 2025.

The Bank also recently gained preferred lender status with a national builder by leveraging its one-time-close construction-to-permanent mortgage product. The partner builder had loan volume of $15 billion in 2024 and has approved the Bank to work with 85 of its offices across the country. Pricing on the mortgages is generally Prime or better with 50 to 100 basis points of fees and are based on government programs that make the mortgages eligible for sale in the secondary market (via Primis Mortgage).

Funding for the national strategies is provided by the Bank’s digital platform powering what we believe is one of only a handful of bank deposit offerings nationwide that is both fully functional and inherently app-based. Since the launch in November 2022, the platform has grown to 18 thousand customers with just under $1 billion of deposits priced around Fed Funds after the most recent rate adjustment. The Bank is leveraging the technology underpinning its digital platform to launch a unique affinity brand in March 2025. This brand will leverage well-known ambassadors and influencers to drive adoption of attractive deposit products in a unique niche. The Company believes this strategy is highly replicable and has the potential to be a significant driver of growth in the next few years.

Panacea Financial

Panacea’s growth accelerated to end 2024 with loans outstanding up 11% from the third quarter of 2024 to $434 million funded by $92 million of deposits attributable to the division. Panacea is the number one ranked “Bank for doctors” on Google and banks approximately 6,000 professionals and practices nationwide with a goal of reaching 10,000 customers by the end of 2025. Panacea is utilizing the proceeds of the Panacea Financial Holdings capital raise from late 2023 to develop the initial phase of what is expected to be a sophisticated suite of technology products and services targeting the medical, dental and veterinary space. As previously disclosed, the Company owns approximately 19% of Panacea Financial Holdings and the value of our ownership was almost $20 million at the time of the capital raise.

Consumer Loan Program Winddown

As disclosed previously, the Company has originated consumer loans through a third-party (the “Consumer Program”) since the second half of 2021. A subset of the Consumer Program has promotional characteristics where interest is deferred during the promotional period and is waived if the customer pays off the loan prior to the period end. In that event, the third-party reimburses the Bank for the waived interest. Until the end of the promotional period, the Company is unable to accrue interest on the loan under GAAP but does record a derivative representing the fair value of expected interest reimbursements from the third-party. Credit costs are also included in the Company’s results, including estimated life of loan losses required by ASC 326 while potential credit enhancements from the Consumer Program are only reflected as received. Outstanding balances in the Consumer Program before fair value marks were $173 million as of December 31, 2024 with $39 million of balances in a promotional period versus $180 million and $60 million, respectively, at September 30, 2024.

In the fourth quarter of 2024, the Company made the decision to cease originating new loans under the Consumer Program effective January 31, 2025 and moved a large portion of the portfolio, with an amortized cost of $133 million, to loans held for sale and marked them to fair market value. The adjustment to fair market value resulted in additional provision expense and charge-offs of $20.0 million in the fourth quarter of 2024. The remaining portion of the portfolio still classified as held for investment of approximately $39 million at December 31, 2024 has an associated allowance for credit losses of approximately $10 million and is expected to run off substantially in 2025. The table below highlights the drag on 2024 profitability from the program:

Contribution ($000)	Q4 '24	2024
Net Interest Income	1,014	3,156
Provision Expense	(27,332)	(39,966)
Noninterest Income	928	4,320
Noninterest Expense	(2,481)	(3,314)

Pre-Tax Contribution	$(27,871)	$(35,804)

Outlook

Mr. Zember commented, “The Company’s strategies are profitable and remarkably scalable given our size. We operate a successful and valuable community bank and lines of business that can deliver outsized growth and profits relative to our size. As seen below, we have already made the moves necessary to deliver attractive operating results and clearing the deck of the consumer loan noise was necessary for these results to be apparent. “

Reported 2024 ROAA	(0.42)%
Consumer Program Credit Costs	0.81
Lost Revenue on Promo Balances (@ 8%)	0.12
Gain on LPF sale	(0.10)
Nonrecurring Items (Restatements/Legal)	0.14

Adjusted 2024 ROAA	0.55%

Other Profitability Improvements Already Made and Potential Impact on 2025 Results:
Trading out LPF for Mortgage Warehouse	0.15%
Mortgage Volume Run Rate Over 2024	0.09
Incremental Funding Rate Savings Since Dec. 2024	0.06

Net Interest Income

Net interest income decreased approximately $1.9 million, or 7%, to $26.1 million during the fourth quarter of 2024 compared to the third quarter of 2024. Material items impacting the fourth quarter level of net interest income were $2.5 million of interest reversals on charged off Consumer Program loans and approximately $1.3 million of decline related to sale of the Life Premium Finance portfolio as of October 31, 2024. Higher spreads between loans and deposits were achieved through the quarter as deposit rates fell by approximately 20 basis points in the core Bank which mostly neutralized the impact of the sold Life Premium Finance portfolio. On a recurring basis excluding the impact of prior quarter reversals, net interest income would have been $28.6 million compared to $28.0 million in the third quarter of 2024 and up 11.3% compared to $25.7 million in the fourth quarter of 2023. Excluding the interest reversal described above, net interest margin for the fourth quarter of 2024 would have been 3.18% compared to 2.86% in the fourth quarter of 2023.

Interest income, adjusted for the interest reversals noted above, was $53.9 million for the fourth quarter of 2024, higher by 7.4% when compared to $50.2 million in the same quarter in 2023. When adjusted for the interest reversals yield on earning assets was 5.99% in the fourth quarter of 2024 compared to 5.58% in the same quarter in 2023. In 2025, the Company has approximately $350 million of loans with a weighted average yield of 5.90% subject to repricing that indicate some level of opportunity for continued increases in interest income.

The pace of declines in interest expense alongside steady levels of interest income accelerated in the fourth quarter and indicates stronger profitability moving into 2025. Cost of deposits decreased 24 basis points to 2.80% in the fourth quarter of 2024 from 3.04% in the third quarter of 2024 and did not include lower costs on almost $1 billion of digital deposits that repriced late in December 2024 and early in January 2025. Deposit costs on digital deposits have declined by approximately 65 basis points compared to fourth quarter levels implying additional savings of approximately $6.5 million annually.

Noninterest Income

Noninterest income was $12.7 million in the fourth quarter of 2024 versus $9.3 million in the third quarter of 2024. Excluding the net gain from the Life Premium Finance sale, noninterest income decreased to $8.0 million in the fourth quarter of 2024. Income from mortgage banking activity decreased $1.8 million during the fourth quarter of 2024 due to seasonally lower activity. Partially offsetting the decrease in mortgage banking income was an increase of $0.8 million in fee income related to the Consumer Program net of changes in the associated derivative fair market value. The fourth quarter of 2024 also had a $13 thousand loss on disposal of bank property versus $0.4 million of gains in the third quarter of 2024.

Noninterest Expense

Noninterest expense was $37.4 million for the fourth quarter of 2024, compared to $31.0 million for the third quarter of 2024. Noninterest expense also includes consolidated expenses from Panacea Financial Holdings (“PFH”). Management considers the core expense burden of the Bank that adjusts for certain items that are volume dependent such as mortgage banking-related expenses or expense related to changes in the reserve for unfunded commitments. The following table illustrates the Company’s core operating expense burden during 2024:

	4Q 2024	3Q 2024	2Q 2024	1Q 2024	4Q 2023
Reported Noninterest Expense	37,365	30,955	29,786	27,538	27,780
PFH Consolidated Expenses	(3,641)	(2,576)	(2,347)	(2,119)	(2,813)
Noninterest Expense Excl. PFH	33,724	28,379	27,439	25,419	24,967

Nonrecurring / Cons. Prog. Fraud Loss	(3,686)	(1,352)	(1,453)	(438)	(165)
Primis Mortgage Expenses	(6,354)	(6,436)	(6,084)	(5,122)	(4,785)
Consumer Program Servicing Fee	(681)	(699)	(312)	(312)	(312)
Reserve for Unfunded Commitment	6	(96)	546	2	(554)
Total Adjustments	(10,715)	(8,583)	(7,303)	(5,870)	(5,816)

Core Operating Expense Burden	23,009	19,796	20,136	19,549	19,151

As noted above, the core expense burden increased $3.2 million in the fourth quarter of 2024 from the third quarter of 2024. Contributing to the increase was $1.0 million increase in compensation-related accruals, including restricted stock expense and mortgage warehouse signing bonuses, $0.4 million of miscellaneous lending expense, $0.3 million increase in FDIC insurance expense and other consulting expenses and implementation fees related to various technology projects. Many of these expense items are expected to decline beginning in the first quarter of 2025. Core operating expense burden is projected to be between $21 million and $22 million per quarter for 2025.

Loan Portfolio and Asset Quality

Loans held for investment decreased to $2.89 billion at December 31, 2024, compared to $2.97 billion at September 30, 2024. As noted above, the Bank reclassified $133 million of gross loan balances associated with the Consumer Program to loans held for sale at December 31, 2024. Including these balances, loans held for investment would have increased 1.6% unannualized in the fourth quarter of 2024. The Mortgage Warehouse and Panacea divisions drove the growth in the period with loan growth of $49 million and $41 million, respectively, in the fourth quarter of 2024.

Nonperforming assets, excluding portions guaranteed by the SBA, were only 0.29% of total assets, or $10.8 million at December 31, 2024, compared to 0.25% or $10.2 million at September 30, 2024. The Bank had no other real estate owned at the end of the fourth quarter of 2024.

The Company recorded a provision for loan losses of $33.5 million for the fourth quarter of 2024 versus $7.5 million for the third quarter of 2024. Of this provision, $27.3 million was due to Consumer Program activity including recording the fair market value adjustment for the portion of the portfolio that was moved to loans held for sale through the allowance for credit losses. Additionally, $5.0 million of the provision was to establish a specific reserve for a loan relationship that was downgraded to substandard in the fourth quarter of 2024. As a percentage of loans held for investment, the allowance for credit losses was 1.86% and 1.72% at the end of the fourth and third quarter of 2024, respectively, with the decline due to the reclassification of Consumer Program loans.

Net charge-offs were $30.9 million for the fourth quarter of 2024, up from $8.0 million for the third quarter of 2024. Consumer Program net charge-offs were $30.5 million in the fourth quarter versus $6.7 million in the third quarter of 2024. Core net charge-offs, excluding those losses from the Consumer Program, were $0.5 million, or 0.05% of average loans, in the fourth quarter of 2024 compared to $0.9 million, or 0.11%, in the third quarter of 2024(1).

Deposits and Funding

Total deposits at December 31, 2024 decreased to $3.17 billion from $3.31 billion at September 30, 2024 as the Bank paid off high cost brokered deposits and swept off excess liquidity during the quarter. Deposits swept off balance sheet totaled $137 million at December 31, 2024 versus none at September 30, 2024. Importantly, noninterest bearing demand deposits were $439 million at December 31, 2024, up 4.2% from $421 million at September 30, 2024 as the Company emphasizes driving up low cost deposit balances.

Deposit growth in the Bank continues to benefit from better technology and unique convenience factors. V1BE, the Bank’s proprietary invitation-only delivery tool, increased total users by 20% in 2024, and now has over 3,000 users on the platform as of December 31, 2024. The service completed over 40 thousand requests in 2024 and supports almost $200 million of deposits.

During the fourth quarter of 2024, the Bank opened approximately $32.5 million new deposit accounts on the digital platform with very modest marketing expenses. At quarter end, the Bank had approximately 18,000 digital accounts with $981 million in total deposits and average balances of approximately $55 thousand.

As of December 31, 2024, the Bank has no wholesale funding.

Shareholders’ Equity

Book value per common share as of December 31, 2024 was $14.23, a decrease of $1.18 from September 30, 2024. Tangible book value per common share(1) at the end of the fourth quarter of 2024 was $10.42, a decrease of $1.17 from September 30, 2024.  Common shareholders’ equity was $352 million, or 9.53% of total assets, at December 31, 2024. Tangible common equity(1) at December 31, 2024 was $258 million, or 7.16% of tangible assets(1).  After-tax unrealized losses on the Company’s available-for-sale securities portfolio increased by $4.0 million to $21 million due to increases in market interest rates during the fourth quarter of 2024. The Company has the intent and ability to hold these securities until maturity or recovery of the value and does not anticipate realizing any losses on the investments.

(1) Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Items” in the financial tables for more information and for a reconciliation to GAAP.

The Board of Directors declared a dividend of $0.10 per share payable on February 26, 2025 to shareholders of record on February 12, 2025. This is Primis’ fifty-third consecutive quarterly dividend.

About Primis Financial Corp.

As of December 31, 2024, Primis had $3.7 billion in total assets, $2.9 billion in total loans held for investment and $3.2 billion in total deposits. Primis Bank provides a range of financial services to individuals and small- and medium-sized businesses through twenty-four full-service branches in Virginia and Maryland and provides services to customers through certain online and mobile applications.

Contacts:	Address:
Dennis J. Zember, Jr., President and CEO	Primis Financial Corp.
Matthew A. Switzer, EVP and CFO	1676 International Drive, Suite 900
Phone: (703) 893-7400	McLean, VA 22102

Primis Financial Corp., NASDAQ Symbol FRST

Website: www.primisbank.com

Conference Call

The Company’s management will host a conference call to discuss its fourth quarter results on Wednesday, January 29, 2025 at 10:00 a.m. (ET). A live Webcast of the conference call is available at the following website: https://events.q4inc.com/attendee/384098079. Participants may also call 1-800-715-9871 and ask for the Primis Financial Corp. call. A replay of the teleconference will be available for 7 days by calling 1-800-770-2030 and providing Replay Access Code 4554342.

Non-GAAP Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables. Primis uses non-GAAP financial measures to analyze its performance. The measures entitled net income adjusted for nonrecurring income and expenses; pre-tax pre-provision operating earnings; operating return on average assets; pre-tax pre-provision operating return on average assets; operating return on average equity; operating return on average tangible equity; operating efficiency ratio; operating earnings per share – basic; operating earnings per share – diluted; tangible book value per share; tangible common equity; tangible common equity to tangible assets; and core net interest margin are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. We use the term “operating” to describe a financial measure that excludes income or expense considered to be non-recurring in nature. Items identified as non-operating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in our business. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is provided in the Reconciliation of Non-GAAP Items table.

Management believes that these non-GAAP financial measures provide additional useful information about Primis that allows management and investors to evaluate the ongoing operating results, financial strength and performance of Primis and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Primis’ performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Primis. Non-GAAP financial measures are not standardized and, therefore, it may not be possible to compare these measures with other companies that present measures having the same or similar names.

Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and other similar words or expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, but are not limited to, our expectations regarding our future operating and financial performance, including the preliminary estimated financial and operating information presented herein, which is subject to adjustment; our outlook and long-term goals for future growth and new offerings and services; our expectations regarding net interest margin; expectations on our growth strategy, expense management, capital management and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: the Company’s ability to implement its various strategic and growth initiatives, including its recently established Panacea Financial Division, digital banking platform, V1BE fulfillment service, mortgage warehouse division and Primis Mortgage Company; the risks associated with the Life Premium Finance sale, including failure to achieve the expected impact to our operating results; competitive pressures among financial institutions increasing significantly; changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices; changes in management’s plans for the future; credit risk associated with our lending activities; the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within our primary market areas; changes in interest rates, inflation, loan demand, real estate values, or competition, as well as labor shortages and supply chain disruptions; the impacts of tariffs and trade policies; changes in accounting principles, policies, or guidelines; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions; potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; potential increases in the provision for credit losses; our ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties; fraud or misconduct by internal or external actors, which we may not be able to prevent, detect or mitigate; acts of God or of war or other conflicts, including the current Ukraine/Russia conflict and Israel/Hamas conflict, acts of terrorism, pandemics or other catastrophic events that may affect general economic conditions; and other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

Primis Financial Corp.

Financial Highlights (unaudited)

(Dollars in thousands, except per share data)

	For Three Months Ended:					For Twelve Months Ended:
	4Q 2024	3Q 2024	2Q 2024	1Q 2024	4Q 2023	4Q 2024	4Q 2023
Selected Performance Ratios:
Return on average assets	(2.43)%	0.12%	0.35%	0.26%	(0.85)%	(0.42)%	(0.20)%
Operating return on average assets(1)	(2.51)%	0.20%	0.46%	0.29%	(0.80)%	(0.39)%	0.13%
Pre-tax pre-provision return on average assets(1)	0.44%	0.86%	0.75%	1.02%	0.96%	0.60%	0.60%
Pre-tax pre-provision operating return on average assets(1)	0.33%	0.96%	0.85%	1.06%	1.03%	0.64%	0.94%
Return on average common equity	(24.28)%	1.31%	3.69%	2.59%	(8.54)%	(4.34)%	(1.99)%
Operating return on average common equity(1)	(25.13)%	2.15%	4.81%	2.95%	(8.01)%	(3.97)%	1.31%
Operating return on average tangible common equity(1)	(33.33)%	2.86%	6.42%	3.94%	(10.71)%	(5.32)%	1.78%
Cost of funds	2.97%	3.25%	3.16%	2.97%	2.85%	3.09%	2.67%
Net interest margin	2.90%	2.97%	2.72%	2.84%	2.86%	2.86%	2.68%
Gross loans to deposits	91.06%	89.94%	98.95%	97.37%	98.45%	91.06%	98.45%
Efficiency ratio	96.36%	82.98%	83.42%	77.41%	81.31%	85.26%	85.16%
Operating efficiency ratio(1)	98.90%	80.11%	79.63%	76.17%	79.43%	83.51%	75.80%

Per Common Share Data:
Earnings per common share - Basic	$(0.94)	$0.05	$0.14	$0.10	$(0.33)	$(0.66)	$(0.32)
Operating earnings per common share - Basic(1)	$(0.98)	$0.08	$0.18	$0.11	$(0.31)	$(0.60)	$0.21
Earnings per common share - Diluted	$(0.94)	$0.05	$0.14	$0.10	$(0.33)	$(0.66)	$(0.32)
Operating earnings per common share - Diluted(1)	$(0.98)	$0.08	$0.18	$0.11	$(0.31)	$(0.60)	$0.21
Book value per common share	$14.23	$15.41	$15.22	$15.16	$15.23	$14.23	$15.23
Tangible book value per common share(1)	$10.42	$11.59	$11.38	$11.31	$11.37	$10.42	$11.37
Cash dividend per common share	$0.10	$0.10	$0.10	$0.10	$0.10	$0.40	$0.40
Weighted average shares outstanding - Basic	24,701,260	24,695,685	24,683,734	24,673,857	24,647,728	24,688,006	24,647,728
Weighted average shares outstanding - Diluted	24,701,260	24,719,920	24,708,484	24,707,113	24,647,728	24,688,006	24,647,728
Shares outstanding at end of period	24,722,734	24,722,734	24,708,234	24,708,588	24,693,172	24,722,734	24,693,172

Asset Quality Ratios:
Non-performing assets as a percent of total assets, excluding SBA guarantees	0.29%	0.25%	0.25%	0.23%	0.20%	0.29%	0.20%
Net charge-offs (recoveries) as a percent of average loans (annualized)	3.83%	0.93%	0.60%	0.64%	0.94%	1.48%	0.45%
Core net charge-offs (recoveries) as a percent of average loans (annualized)(1)	0.05%	0.11%	(0.07)%	0.10%	0.57%	0.05%	0.20%
Allowance for credit losses to total loans	1.86%	1.72%	1.56%	1.66%	1.62%	1.86%	1.62%

Capital Ratios:
Common equity to assets	9.53%	9.47%	9.48%	9.63%	9.75%
Tangible common equity to tangible assets(1)	7.16%	7.29%	7.27%	7.36%	7.46%
Leverage ratio(2)	7.76%	8.20%	8.25%	8.38%	8.37%
Common equity tier 1 capital ratio(2)	8.74%	8.23%	8.85%	8.98%	8.96%
Tier 1 risk-based capital ratio(2)	9.05%	8.51%	9.14%	9.27%	9.25%
Total risk-based capital ratio(2)	12.53%	11.68%	12.45%	12.62%	13.44%

(1) See Reconciliation of Non-GAAP financial measures.

(2) Ratios are estimated and may be subject to change pending the final filing of the FR Y-9C.

Primis Financial Corp.

(Dollars in thousands)

Condensed Consolidated Balance Sheets (unaudited)

	For Three Months Ended:
	4Q 2024	3Q 2024	2Q 2024	1Q 2024	4Q 2023
Assets
Cash and cash equivalents	$64,505	$77,274	$66,580	$88,717	$77,553
Investment securities-available for sale	235,903	242,543	232,867	230,617	228,420
Investment securities-held to maturity	9,448	9,766	10,649	10,992	11,650
Loans held for sale	247,108	458,722	94,644	72,217	57,691
Loans receivable, net of deferred fees	2,887,447	2,973,723	3,300,562	3,227,665	3,219,414
Allowance for credit losses	(53,724)	(51,132)	(51,574)	(53,456)	(52,209)
Net loans	2,833,723	2,922,591	3,248,988	3,174,209	3,167,205
Stock in Federal Reserve Bank and Federal Home Loan Bank	13,037	20,875	16,837	14,225	14,246
Bank premises and equipment, net	19,432	19,668	19,946	20,412	20,611
Operating lease right-of-use assets	10,279	10,465	10,293	10,206	10,646
Goodwill and other intangible assets	94,124	94,444	94,768	95,092	95,417
Assets held for sale, net	5,497	9,864	5,136	6,359	6,735
Bank-owned life insurance	67,184	66,750	66,319	67,685	67,588
Deferred tax assets, net	26,466	25,582	25,232	24,513	22,395
Consumer Program derivative asset	4,511	7,146	9,929	10,685	10,806
Other assets	58,898	58,657	63,830	64,050	65,583
Total assets	$3,690,115	$4,024,347	$3,966,018	$3,889,979	$3,856,546

Liabilities and stockholders' equity
Demand deposits	$438,917	$421,231	$420,241	$463,190	$472,941
NOW accounts	817,715	748,833	793,608	771,116	773,028
Money market accounts	798,506	835,099	831,834	834,514	794,530
Savings accounts	775,719	873,810	866,279	823,325	783,758
Time deposits	340,178	427,458	423,501	422,778	445,898
Total deposits	3,171,035	3,306,431	3,335,463	3,314,923	3,270,155
Securities sold under agreements to repurchase - short term	3,918	3,677	3,273	3,038	3,044
Federal Home Loan Bank advances	-	165,000	80,000	25,000	30,000
Secured borrowings	17,195	17,495	21,069	21,298	20,393
Subordinated debt and notes	95,878	95,808	95,737	95,666	95,595
Operating lease liabilities	11,566	11,704	11,488	11,353	11,686
Other liabilities	25,541	27,169	24,777	24,102	28,080
Total liabilities	3,325,133	3,627,284	3,571,807	3,495,380	3,458,953
Total Primis common stockholders' equity	351,756	381,022	376,047	374,577	376,161
Noncontrolling interest	13,226	16,041	18,164	20,022	21,432
Total stockholders' equity	364,982	397,063	394,211	394,599	397,593
Total liabilities and stockholders' equity	$3,690,115	$4,024,347	$3,966,018	$3,889,979	$3,856,546

Tangible common equity(1)	$257,632	$286,578	$281,279	$279,485	$280,744

Primis Financial Corp.

(Dollars in thousands)

Condensed Consolidated Statement of Operations (unaudited)

	For Three Months Ended:					For Twelve Months Ended:
	4Q 2024	3Q 2024	2Q 2024	1Q 2024	4Q 2023	4Q 2024	4Q 2023
Interest and dividend income	$51,338	$57,104	$52,191	$50,336	$50,163	$210,969	$192,618
Interest expense	25,261	29,081	27,338	25,067	24,437	106,747	93,907
Net interest income	26,077	28,023	24,853	25,269	25,726	104,222	98,711
Provision for credit losses	33,483	7,511	3,119	6,508	21,310	50,621	32,540
Net interest income after provision for credit losses	(7,406)	20,512	21,734	18,761	4,416	53,601	66,171
Account maintenance and deposit service fees	1,276	1,398	1,780	1,330	1,518	5,784	5,733
Income from bank-owned life insurance	434	431	981	564	420	2,410	2,021
Mortgage banking income	5,140	6,803	6,402	5,574	3,210	23,919	17,645
Gain (loss) on sale of loans	(4)	-	(29)	336	526	303	794
Gain on sale of Life Premium Finance portfolio, net of broker fees	4,723	-	-	-	-	4,723	-
Consumer Program derivative	928	79	1,272	2,041	2,886	4,320	18,120
Gain on other investments	15	51	136	206	190	408	184
Gain (loss) on bank premises and equipment	(13)	352	124	-	-	463	-
Other	200	168	186	256	169	810	753
Noninterest income	12,699	9,282	10,852	10,307	8,919	43,140	45,250
Employee compensation and benefits	18,028	16,764	16,088	15,735	14,645	66,615	58,765
Occupancy and equipment expenses	3,466	3,071	3,099	3,106	2,982	12,742	12,620
Amortization of intangible assets	313	318	317	317	317	1,265	1,269
Goodwill impairment	-	-	-	-	-	-	11,150
Virginia franchise tax expense	631	631	632	631	849	2,525	3,395
Data processing expense	3,434	2,552	2,347	2,231	2,216	10,564	9,545
Marketing expense	499	449	499	459	352	1,906	1,819
Telecommunication and communication expense	295	330	341	346	358	1,312	1,507
Professional fees	3,129	2,914	2,976	1,365	1,586	10,384	4,641
Miscellaneous lending expenses	1,446	1,098	285	451	1,128	3,280	3,006
Other expenses	6,124	2,828	3,202	2,897	3,825	15,051	14,883
Noninterest expense	37,365	30,955	29,786	27,538	28,258	125,644	122,600
Income (loss) before income taxes	(32,072)	(1,161)	2,800	1,530	(14,923)	(28,903)	(11,179)
Income tax expense (benefit)	(5,917)	(304)	1,265	718	(4,472)	(4,238)	(1,067)
Net Income (loss)	(26,155)	(857)	1,535	812	(10,451)	(24,665)	(10,112)
Noncontrolling interest	2,820	2,085	1,901	1,654	2,280	8,460	2,280
Net income (loss) attributable to Primis' common shareholders	$(23,335)	$1,228	$3,436	$2,466	$(8,171)	$(16,205)	$(7,832)

(1) See Reconciliation of Non-GAAP financial measures.

Primis Financial Corp.

(Dollars in thousands)

Loan Portfolio Composition

	For Three Months Ended:
	4Q 2024	3Q 2024	2Q 2024	1Q 2024	4Q 2023
Loans held for sale	$247,108	$458,722	$94,644	$72,217	$57,691
Loans secured by real estate:
Commercial real estate - owner occupied	475,898	463,848	463,328	458,026	455,397
Commercial real estate - non-owner occupied	610,482	609,743	612,428	577,752	578,600
Secured by farmland	3,711	4,356	4,758	4,341	5,044
Construction and land development	101,243	105,541	104,886	146,908	164,742
Residential 1-4 family	588,859	607,313	608,035	602,124	606,226
Multi-family residential	158,426	169,368	171,512	128,599	127,857
Home equity lines of credit	62,954	62,421	62,152	57,765	59,670
Total real estate loans	2,001,573	2,022,590	2,027,099	1,975,515	1,997,536

Commercial loans	608,595	533,998	619,365	623,804	602,623
Paycheck Protection Program loans	1,927	1,941	1,969	2,003	2,023
Consumer loans	270,063	409,754	646,590	620,745	611,583
Total Non-PCD loans	2,882,158	2,968,283	3,295,023	3,222,067	3,213,765
PCD loans	5,289	5,440	5,539	5,598	5,649
Total loans receivable, net of deferred fees	$2,887,447	$2,973,723	$3,300,562	$3,227,665	$3,219,414

Loans by Risk Grade:
Pass Grade 1 - Highest Quality	872	820	692	633	875
Pass Grade 2 - Good Quality	175,659	177,763	488,728	412,593	405,019
Pass Grade 3 - Satisfactory Quality	1,567,228	1,509,405	1,503,918	1,603,053	1,626,380
Pass Grade 4 - Pass	1,041,947	1,184,671	1,204,268	1,177,065	1,154,971
Pass Grade 5 - Special Mention	30,111	53,473	87,471	19,454	14,930
Grade 6 - Substandard	71,630	47,591	15,485	14,867	17,239
Grade 7 - Doubtful	-	-	-	-	-
Grade 8 - Loss	-	-	-	-	-
Total loans	$2,887,447	$2,973,723	$3,300,562	$3,227,665	$3,219,414

(Dollars in thousands)

Asset Quality Information

	For Three Months Ended:
	4Q 2024	3Q 2024	2Q 2024	1Q 2024	4Q 2023
Allowance for Credit Losses:
Balance at beginning of period	$(51,132)	$(51,574)	$(53,456)	$(52,209)	$(38,541)
Provision for for credit losses	(33,483)	(7,511)	(3,119)	(6,508)	(21,310)
Net charge-offs	30,891	7,953	5,001	5,261	7,642
Ending balance	$(53,724)	$(51,132)	$(51,574)	$(53,456)	$(52,209)

Reserve for Unfunded Commitments:
Balance at beginning of period	$(1,127)	$(1,031)	$(1,577)	$(1,579)	$(1,025)
(Expense for) / recovery of unfunded loan commitment reserve	6	(96)	546	2	(554)
Total Reserve for Unfunded Commitments	$(1,121)	$(1,127)	$(1,031)	$(1,577)	$(1,579)

Non-Performing Assets:
Nonaccrual loans	$15,026	$14,424	$11,289	$10,139	$9,095
Accruing loans delinquent 90 days or more	1,713	1,714	1,897	1,714	1,714
Total non-performing assets	$16,739	$16,138	$13,186	$11,853	$10,809
SBA guaranteed portion of non-performing loans	$5,921	$5,954	$3,268	$3,095	$3,115

Primis Financial Corp.

(Dollars in thousands)

Average Balance Sheet

	For Three Months Ended:					For Twelve Months Ended:
	4Q 2024	3Q 2024	2Q 2024	1Q 2024	4Q 2023	4Q 2024	4Q 2023
Assets
Loans held for sale	$100,243	$98,110	$84,389	$58,896	$48,380	$85,485	$44,643
Loans, net of deferred fees	3,127,249	3,324,157	3,266,651	3,206,888	3,208,295	3,231,206	3,126,717
Investment securities	253,120	242,631	244,308	241,179	228,335	245,323	237,452
Other earning assets	96,697	83,405	73,697	77,067	79,925	82,757	281,052
Total earning assets	3,577,309	3,748,303	3,669,045	3,584,030	3,564,935	3,644,771	3,689,864
Other assets	237,704	243,715	243,196	248,082	262,977	242,544	261,265
Total assets	$3,815,013	$3,992,018	$3,912,241	$3,832,112	$3,827,912	$3,887,315	$3,951,129

Liabilities and equity
Demand deposits	$437,388	$421,908	$433,315	$458,306	$473,750	$441,520	$495,107
Interest-bearing liabilities:
NOW and other demand accounts	787,884	748,202	778,458	773,943	782,305	772,099	784,680
Money market accounts	819,803	859,988	823,156	814,147	790,971	829,331	831,196
Savings accounts	767,342	866,375	866,652	800,328	783,432	825,129	777,143
Time deposits	404,682	425,238	423,107	431,340	451,521	421,058	474,178
Total Deposits	3,217,099	3,321,711	3,324,688	3,278,064	3,281,979	3,289,137	3,362,304
Borrowings	160,886	238,994	158,919	120,188	120,213	169,912	159,442
Total Funding	3,377,985	3,560,705	3,483,607	3,398,252	3,402,192	3,459,049	3,521,746
Other Liabilities	39,566	36,527	34,494	34,900	39,056	36,422	35,494
Total liabilites	3,417,551	3,597,232	3,518,101	3,433,152	3,441,248	3,495,471	3,557,240
Primis common stockholders' equity	382,370	377,314	374,731	378,008	379,442	373,613	393,302
Noncontrolling interest	15,092	17,472	19,409	20,952	7,222	18,231	587
Total stockholders' equity	397,462	394,786	394,140	398,960	386,664	391,844	393,889
Total liabilities and stockholders' equity	$3,815,013	$3,992,018	$3,912,241	$3,832,112	$3,827,912	$3,887,315	$3,951,129

Net Interest Income
Loans held for sale	$1,554	$1,589	$1,521	$907	$842	$5,571	$2,806
Loans	46,830	52,699	48,024	46,816	46,723	194,369	169,982
Investment securities	1,894	1,799	1,805	1,715	1,645	7,213	6,373
Other earning assets	1,060	1,017	841	898	953	3,816	13,457
Total Earning Assets Income	51,338	57,104	52,191	50,336	50,163	210,969	192,618

Non-interest bearing DDA	-	-	-	-	-	-	-
NOW and other interest-bearing demand accounts	4,771	4,630	4,827	4,467	4,334	18,695	15,404
Money market accounts	6,191	7,432	6,788	6,512	6,129	26,923	23,717
Savings accounts	7,587	8,918	8,912	8,045	7,860	33,462	29,774
Time deposits	4,126	4,371	4,095	3,990	3,964	16,582	14,795
Total Deposit Costs	22,675	25,351	24,622	23,014	22,287	95,662	83,690

Borrowings	2,586	3,730	2,716	2,053	2,150	11,085	10,217
Total Funding Costs	25,261	29,081	27,338	25,067	24,437	106,747	93,907

Net Interest Income	$26,077	$28,023	$24,853	$25,269	$25,726	$104,222	$98,711

Net Interest Margin
Loans held for sale	6.16%	6.44%	7.25%	6.19%	6.90%	6.52%	6.29%
Loans	5.96%	6.31%	5.91%	5.87%	5.78%	6.02%	5.44%
Investments	2.98%	2.95%	2.97%	2.86%	2.86%	2.94%	2.68%
Other Earning Assets	4.36%	4.85%	4.59%	4.69%	4.73%	4.61%	4.79%
Total Earning Assets	5.71%	6.06%	5.72%	5.65%	5.58%	5.79%	5.22%

NOW	2.41%	2.46%	2.49%	2.32%	2.20%	2.42%	1.96%
MMDA	3.00%	3.44%	3.32%	3.22%	3.07%	3.25%	2.85%
Savings	3.93%	4.10%	4.14%	4.04%	3.98%	4.06%	3.83%
CDs	4.06%	4.09%	3.89%	3.72%	3.48%	3.94%	3.12%
Cost of Interest Bearing Deposits	3.25%	3.48%	3.42%	3.28%	3.15%	3.36%	2.92%
Cost of Deposits	2.80%	3.04%	2.98%	2.82%	2.69%	2.91%	2.49%

Other Funding	6.39%	6.22%	6.89%	6.90%	7.10%	6.52%	6.41%
Total Cost of Funds	2.97%	3.25%	3.16%	2.97%	2.85%	3.09%	2.67%

Net Interest Margin	2.90%	2.97%	2.72%	2.84%	2.86%	2.86%	2.68%
Net Interest Spread	2.30%	2.37%	2.11%	2.22%	2.27%	2.25%	2.12%

Primis Financial Corp.

(Dollars in thousands, except per share data)

Reconciliation of Non-GAAP items:

	For Three Months Ended:					For Twelve Months Ended:
	4Q 2024	3Q 2024	2Q 2024	1Q 2024	4Q 2023	4Q 2024	4Q 2023
Net income (loss) attributable to Primis' common shareholders	$(23,335)	$1,228	$3,436	$2,466	$(8,171)	$(16,205)	$(7,832)
Non-GAAP adjustments to Net Income:
Branch Consolidation / Other restructuring	-	-	-	-	449	-	1,937
Loan officer fraud, operational losses	-	-	-	-	-	-	200
Professional fee expense related to accounting matters and LPF sale	1,782	1,352	1,453	438	-	5,025	-
Professional fee expenses related to Panacea investment	-	-	-	-	194	-	194
Goodwill impairment	-	-	-	-	-	-	11,150
Gains on sale of closed bank branch buildings	-	(352)	(124)	-	-	(476)	-
Gain on sale of Life Premium Finance portfolio, net of broker fees	(4,723)	-	-	-	-	(4,723)	-
Consumer program fraud losses	1,904	-	-	-	-	1,904	-
Income tax effect	224	(216)	(287)	(95)	(139)	(374)	(503)
Net income (loss) attributable to Primis' common shareholders adjusted for nonrecurring income and expenses	$(24,148)	$2,012	$4,478	$2,809	$(7,667)	$(14,849)	$5,146

Net income (loss) attributable to Primis' common shareholders	$(23,335)	$1,228	$3,436	$2,466	$(8,171)	$(16,205)	$(7,832)
Income tax expense (benefit)	(5,917)	(304)	1,265	718	(4,472)	(4,238)	(1,067)
Provision for credit losses (incl. unfunded commitment expense)	33,477	7,607	2,573	6,506	21,864	43,657	32,636
Pre-tax pre-provision earnings	$4,225	$8,531	$7,274	$9,690	$9,221	$23,214	$23,737
Effect of adjustment for nonrecurring income and expenses	(1,037)	1,000	1,329	438	643	1,730	13,481
Pre-tax pre-provision operating earnings	$3,188	$9,531	$8,603	$10,128	$9,864	$24,944	$37,218

Return on average assets	(2.43)%	0.12%	0.35%	0.26%	(0.85)%	(0.42)%	(0.20)%
Effect of adjustment for nonrecurring income and expenses	(0.08)%	0.08%	0.11%	0.03%	0.05%	0.03%	0.33%
Operating return on average assets	(2.51)%	0.20%	0.46%	0.29%	(0.80)%	(0.39)%	0.13%

Return on average assets	(2.43)%	0.12%	0.35%	0.26%	(0.85)%	(0.42)%	(0.20)%
Effect of tax expense	(0.62)%	(0.03)%	0.13%	0.08%	(0.46)%	(0.10)%	(0.03)%
Effect of provision for credit losses (incl. unfunded commitment expense)	3.49%	0.77%	0.27%	0.68%	2.27%	1.12%	0.83%
Pre-tax pre-provision return on average assets	0.44%	0.86%	0.75%	1.02%	0.96%	0.60%	0.60%
Effect of adjustment for nonrecurring income and expenses and expenses	(0.11)%	0.10%	0.10%	0.04%	0.07%	0.04%	0.34%
Pre-tax pre-provision operating return on average assets	0.33%	0.96%	0.85%	1.06%	1.03%	0.64%	0.94%

Return on average common equity	(24.28)%	1.31%	3.69%	2.59%	(8.54)%	(4.34)%	(1.99)%
Effect of adjustment for nonrecurring income and expenses	(0.85)%	0.84%	1.12%	0.36%	0.53%	0.37%	3.30%
Operating return on average common equity	(25.13)%	2.15%	4.81%	2.95%	(8.01)%	(3.97)%	1.31%
Effect of goodwill and other intangible assets	(8.20)%	0.71%	1.61%	0.99%	(2.70)%	(1.35)%	0.47%
Operating return on average tangible common equity	(33.33)%	2.86%	6.42%	3.94%	(10.71)%	(5.32)%	1.78%

Efficiency ratio	96.36%	82.98%	83.42%	77.41%	81.31%	85.26%	85.16%
Effect of adjustment for nonrecurring income and expenses	2.54%	(2.87)%	(3.79)%	(1.24)%	(1.88)%	(1.75)%	(9.36)%
Operating efficiency ratio	98.90%	80.11%	79.63%	76.17%	79.43%	83.51%	75.80%

Earnings per common share - Basic	$(0.94)	$0.05	$0.14	$0.10	$(0.33)	$(0.66)	$(0.32)
Effect of adjustment for nonrecurring income and expenses	(0.04)	0.03	0.04	0.01	0.02	0.06	0.53
Operating earnings per common share - Basic	$(0.98)	$0.08	$0.18	$0.11	$(0.31)	$(0.60)	$0.21

Earnings per common share - Diluted	$(0.94)	$0.05	$0.14	$0.10	$(0.33)	$(0.66)	$(0.32)
Effect of adjustment for nonrecurring income and expenses	(0.04)	0.03	0.04	0.01	0.02	0.06	0.53
Operating earnings per common share - Diluted	$(0.98)	$0.08	$0.18	$0.11	$(0.31)	$(0.60)	$0.21

Book value per common share	$14.23	$15.41	$15.22	$15.16	$15.23	$14.23	$15.23
Effect of goodwill and other intangible assets	(3.81)	(3.82)	(3.84)	(3.85)	(3.86)	(3.81)	(3.86)
Tangible book value per common share	$10.42	$11.59	$11.38	$11.31	$11.37	$10.42	$11.37

Net charge-offs (recoveries) as a percent of average loans (annualized)	3.83%	0.93%	0.60%	0.64%	0.94%	1.48%	0.45%
Impact of third-party consumer portfolio	(3.78)%	(0.82)%	(0.67)%	(0.54)%	(0.37)%	(1.43)%	(0.25)%
Core net charge-offs (recoveries) as a percent of average loans (annualized)	0.05%	0.11%	(0.07)%	0.10%	0.57%	0.05%	0.20%

Total Primis common stockholders' equity	$351,756	$381,022	$376,047	$374,577	$376,161	$351,756	$376,161
Less goodwill and other intangible assets	(94,124)	(94,444)	(94,768)	(95,092)	(95,417)	(94,124)	(95,417)
Tangible common equity	$257,632	$286,578	$281,279	$279,485	$280,744	$257,632	$280,744

Common equity to assets	9.53%	9.47%	9.48%	9.63%	9.75%	9.53%	9.75%
Effect of goodwill and other intangible assets	(2.37)%	(2.18)%	(2.21)%	(2.27)%	(2.29)%	(2.37)%	(2.29)%
Tangible common equity to tangible assets	7.16%	7.29%	7.27%	7.36%	7.46%	7.16%	7.46%